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                                                                   Exhibit 10.11

                                           November 1, 2002



APTCO GEN-PAR, L.L.C.
One Beacon Street, Suite 1500
Boston, Massachusetts 02108

                         BERKSHIRE REALTY HOLDINGS, L.P.

Ladies and Gentlemen:

       Reference is made to that certain Amended and Restated Agreement of Limited Partnership of Berkshire Realty Holdings, L.P. (the "PARTNERSHIP"), dated as of October 14, 1999, as the same has heretofore been amended, by and among Aptco Gen-Par, L.L.C., WXI/BRH Gen-Par, L.L.C., BRE/Berkshire GP, L.L.C., BRH Limited Partner, L.P. and the other parties named therein (the "LIMITED PARTNERSHIP AGREEMENT"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Limited Partnership Agreement.

       The undersigned partners of the Partnership hereby agree as follows:

       1. OTHER ACTIVITIES OF THE PARTNERS.


            (a) So long as Douglas Krupp or George Krupp shall be the chief executive officer of the Partnership, or BGP or another Affiliate of Douglas Krupp or George Krupp is the Administering General Partner (the "RESTRICTED PERIOD"), Berkshire and BGP shall comply, and shall cause the Berkshire Principals and their respective Affiliates (including, without limitation, (i) any immediate family members of the Berkshire Principals or trusts established for the benefit of such family members of the Berkshire Principals and (ii) any public or private partnership or other entities (other than BRI) in which any Berkshire Principals or any of their Affiliates owns, directly or indirectly, a general partner interest or an economic interest (as limited partner, member or stockholder) of 50% or more (the "KRUPP AFFILIATED ENTITIES") (any of the foregoing, a "COVERED PERSON") to comply with the provisions of this letter agreement. Berkshire and BGP acknowledge that this covenant is a material inducement to WHGP, Blackstone GP and the Special Limited Partner entering into the Limited Partnership Agreement and that a material breach of this covenant that is not cured after written notice and a reasonable period to cure shall constitute a material breach of the Limited Partnership Agreement entitling such Partners to exercise all remedies available to them at law or in equity. Berkshire and BGP represent that all of the Krupp Affiliated Entities are identified on SCHEDULE 4.2(b) to the Limited Partnership Agreement.

            (b) During the Restricted Period, no Covered Person may, directly or indirectly, develop a new multifamily property (other than development that completes previously commenced construction or a multifamily property that is a part of

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a portfolio of multifamily property acquired by such Covered Person) located within a one-mile radius of any Property held by the Partnership.

            (c) During the Restricted Period each Covered Person shall offer the Partnership the opportunity to act as property manager for each multifamily property owned by such Covered Person that is not managed by a third party property manager unaffiliated with the Partnership or any Covered Person for a management fee equal to the amount (or percentage) that is market at such time.

            (d) Subject to this letter agreement, each Partner may engage or invest in any other activity or venture or possess any interest therein independently or with others. Subject to this letter agreement, none of the Partners, the Partnership or any other Person employed by, related to or in any way affiliated with any Partner or the Partnership shall have any duty or obligation to disclose or offer to the Partnership or the Partners, or obtain for the benefit of the Partnership or the Partners, any other activity or venture or interest therein including, without limitation, any multifamily property. Except in the event of a breach of the limitations set forth in subparagraph (a) or (b) above, none of the Partnership, the Partners, the creditors of the Partnership or any other Person having any interest in the Partnership shall have (A) any claim, right or cause of action against any Partner or any other Person employed by, related to or in any way affiliated with, any Partner by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or interest therein, or (B) any right to any such activity or venture or interest therein or the income or profits derived therefrom.

            (e) During the Restricted Period Berkshire and BGP agree to give written notice to the Partnership and each of the General Partners of the acquisition by any Covered Person of a multifamily property promptly following the acquisition by such Covered Person of any such property or any direct or indirect interest therein (but in no event more than sixty (60) days following such acquisition).

            (f) The Special Limited Partner shall have the right to have its agents and representatives make periodic inspections of Properties and any capital improvements during the course of effecting such improvements and shall have the right to consult with the Administering General Partner, its agents and the officers of the Partnership regarding the implementation of such capital improvements and the management of the Properties.

       2. CONTINUING EFFECT OF LIMITED PARTNERSHIP AGREEMENT. Except as modified hereby, the Limited Partnership Agreement shall remain unmodified and in full force and effect.

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       3. NOTICES. All notices or communications hereunder shall be given in the manner, and shall be deemed delivered, as provided in Section 12.2 of the Limited Partnership Agreement.

       4. FURTHER ASSURANCES. Each party to this letter agreement agrees to execute, acknowledge, deliver, file and record such further certificates amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of any party hereto, may be necessary or advisable to carry out the intent and purpose of this letter agreement.

       5. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

       6. GOVERNING LAW. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions thereof.

       7. SUCCESSORS AND ASSIGNS. This letter agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and leal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this letter agreement.

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       If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this letter agreement and return it to us whereupon this letter agreement shall become a binding agreement among us.

                                        Sincerely,

                                        APTCO GEN-PAR, L.L.C.



                                        By: /s/ DAVID OLNEY
                                           ------------------------------------
                                           Name:  David Olney
                                           Title: President


Agreed, acknowledged and accepted as of the 1st day of November, 2002.


WXI/BRH GEN-PAR, L.L.C.


By: /s/ ROGER BELESS
   ------------------------------------
Name:  Roger Beless
Title:


BRE/BERKSHIRE GP, L.L.C.


By: /s/ ANTHONY MYERS
   ------------------------------------
Name:  Anthony Myers
Title: Vice President


BRH LIMITED PARTNER, L.P.
By: WXI/BRH GEN-PAR, L.L.C., its General Partner


By: /s/ ROGER BELESS
   ------------------------------------
Name: Roger Beless
Title:


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By: BRE/BERKSHIRE GP L.L.C.


By: /s/ ANTHONY MYERS
   ------------------------------------
Name:  Anthony Myers
Title: Vice President


By: APTCO GEN-PAR, L.L.C.


By: /s/ DAVID OLNEY
   ------------------------------------
Name:  David Olney
Title: President